EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 U.S.C. Section 1350
In connection with the Quarterly Report of Martha Stewart Living Omnimedia, Inc. (the “registrant”) on Form 10-Q for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Susan Lyne and James Follo, Chief Executive Officer and Chief Financial and Administrative Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that:
(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: November 8, 2005	/s/ Susan Lyne

Susan Lyne
President & Chief Executive Officer

Dated: November 8, 2005	/s/ James Follo

James Follo
Chief Financial and Administrative Officer

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